UNSECURED PROMISSORY NOTE
================================================================================

PRINCIPAL AMOUNT:          $50,000.00

INTEREST RATE:             6.0%

BORROWER:                  ASIA4SALE.COM, LTD.,
                           A HONG KONG REGISTERED COMPANY

LENDER:                    ZIASUN TECHNOLOGIES, INC.
                           A NEVADA CORPORATION

DUE DATE:                  MARCH 31, 2000

PAYMENTS:                  BALLOON PAYMENT OF PRINCIPAL AND INTEREST DUE ON OR
                           BEFORE MARCH 31, 2000.


     1. For value received, Asia4sale.com LTD., a Hong Kong Registered Company, hereinafter referred to as "Borrower" promises to pay to ZiaSun Technologies, Inc., a Nevada Corporation, hereinafter referred to as "Lender", or to order, the principal amount of $50,000.00 with interest thereon at the rate of six percent (6.0%) per annum simple interest, commencing upon the date of execution, due and payable in one balloon payment of principal and all unpaid accrued interest on or before March 31, 2000.

     2. Default. Borrower will be in default if any of the following occur:

          (a) Borrower fails to make any payment when due; and

          (b) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any Bankruptcy or insolvency laws.

     3. Notices. Any notice, payment or other communication required or permitted hereunder shall be expressed in writing and sent by certified or registered mail, return receipt requested, to their respective parties at the following addresses, or at such other addresses as the parties shall designate by written notice to be the other:

                  If to Lender, addressed to it at:
                  ---------------------------------
                  Mr. Anthony Tobin, President
                  ZiaSun Technologies, Inc.
                  12707 High Bluff Drive
                  2nd Floor
                  San Diego, California 92130


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
                  If to Borrower, addressed to it at:
                  -----------------------------------
                  Brian Hodgson
                  1st Floor, 67 Pak Wai,
                  Sai Kung,
                  New Territories,
                  Hong Kong

     4. Attorneys Fees. Borrower agrees that if any legal action is necessary to enforce or collect this Note, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled. This provision shall be applicable to the entire Note.

     5. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of California.

     6. Method of Payment. Principal and interest shall be payable in lawful money of the United States. Notwithstanding anything contained herein to the contrary, the amount of interest payable under the terms of this Note shall in no event exceed the maximum amount of interest permitted to be charged by law at the date of execution hereof.

     IN WITNESS WHEREOF, this Promissory Note was executed on the date and year written below.

                                           Asia4sale.com, LTD.
                                           A Hong Kong Registered Company



Dated: March 31, 1999                      /S/ Brian Hodgson
                                           ------------------------------------
                                           By:  Brian Hodgson
                                           Its: President


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